EXHIBIT 99.1

MMEX RESOURCES CORPORATION

Shareholder Update

February 5, 2024

Dear Shareholders,

We have updates to report.

1.0 New Milestones Achieved

We are advancing toward Final Investment Decisions (FIDs) on our three principal projects, and we are in the planning stages for a fourth major project. These are our U.S. projects; we continue to monitor the ever-shifting political and economic landscape for our Argentina green hydrogen project.

Green Hydrogen. We filed on January 31, 2024, our submission to a Super Major Petroleum and Chemical Company under its Call for Tender  to supply significant volumes of green hydrogen on an annual basis.

Our proposal stated: “We propose to supply, from our location in West Texas, up to 209,300 tons of green ammonia, equivalent to 24,946 tons of delivered H2”. We further stated “These volumes will be delivered by rail from Pecos County to the Port of Corpus Christi, stored in dedicated ammonia tank, then shipped to Europe, and delivered via Louis Dreyfus Ports & Logistics (LDPL). Our project involves Siemens Energy for electrolysis technology, TotalEnergies Renewables, USA for the supply of renewable energy, KBR (Kellogg Brown and Root) for the ammonia synthesis loop and project EPC- Management, Texas Pacifico and Union Pacific for rail transport, Trinity Rail for rail fleet management, The Port of Corpus Christi and Pin Oak for port facilities and storage, Louis Dreyfus Armateurs for ammonia transport, cracking, and last mile delivery.

We have proposed the last mile delivery solution by joining with Louis Dreyfus Armateurs not only for shipping the Green Ammonia but also to implement re-cracking of the Green Ammonia back to Green Hydrogen for the final delivery to the customer.   This is a unique and proprietary solution that we believe is compelling.

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Letter of Intent with EarthEn. Renewable Power Solutions to meet the Hourly Matching Requirement under the Proposed 45V Hydrogen Credits Rules (issued December 22, 2023)

We are teamed up with TotalEnergies Renewables, USA to supply solar power to our Green and Blue Hydrogen Projects. To maximize our H2 tax credits to our projects, if the Hourly Matching of renewable energy to the hydrogen production is implemented under the regulations after the 60-day comment period, our two Hydrogen projects, as with all other Hydrogen producers in the industry, must match each hour the newly constructed renewable energy utilized with hourly production of the Hydrogen. The proposed regulations schedule Hourly Matching to take effect on January 1, 2028, until then Yearly Matching qualifies. While we think the emerging Hydrogen and Renewable Power industry may prevail to liberalize these regulations, we are implementing measures now to mitigate the impact of Hourly Matching.

We have entered a Letter of Intent with EarthEn, to explore implementation of its patented thermal mechanical solution to provide a closer match up of hourly renewable power. The process takes CO2 produced by renewable energy and repurposes the CO2 through the MMEX proposed CO2 pipeline for generation of incremental power on a 24/7 basis as may be required. For more information on this technology and its DOE funding see:  EarthEn Press Release and its web site.

MMEX and Trans Permian H2Hub join Polaris EPC in Management Joint Venture

MMEX Resources and its hydrogen hub, Trans Permian H2Hub, announced our joint-venture with Polaris EPC of Lake Charles, Louisana for the engineering and the EPC construction and operations management of the planned MMEX clean energy projects in the Permian Basin of West Texas.

MMEX CEO Jack Hanks, and the prime sponsor of Trans Permian said, “We have joined with Polaris, to provide the required band width of engineering and operations management to develop and operate our projects in the Permain Basin. With Polaris we now have a complementary team of over 50 professionals to develop, engineer, finance and construct these projects.”

Gerry Obluda, CEO of Polaris, confirmed “We have been working with MMEX for over 3 years as the principal engineering firm for MMEX and we felt that joining shoulder to shoulder with MMEX and participating as equity owners in the projects made a great deal of sense.  We are excited to have this opportunity as partners to move these projects to the finish line.”

Hydrogen Pipeline Project from the Permian Basin the Port of Corpus Christi

The Company has initiated discussions with two engineering firms and one private equity firm to develop and/or to join other efforts to design, build and construct a hydrogen pipeline from the Permian Basin to the Port of Corpus Christi, and then to convert the hydrogen to ammonia at the Port.  While in early stages, we believe that a hydrogen pipeline to the coast could provide significant cost savings for transporation of hydrogen and conversion to ammonia for export.

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2.0 Project Updates

We recommend that you link to our Hydrogen Projects Summary that is posted on our web site.  You can access it by this link:  Projects Summary. We want to share the summary slides here on all three of our projects and our project technology partners.

Clean Fuels Refinery

Ultra Fuels Design Basis

SUPER MAJOR PETROLUEM CO
CO2 to EOR
61,000 tons x Yr
CO2 Capture
175 tons x day
BASF
We create chemistry
CO2 Pipeline
Rail
MAJOR COMMODITY FIRM
Truck
Finished Product Tanks
Splitter
Low Sulfur Fuel Oil– 1,897bpd
Ultra Low Sulfur Diesel – 4,034 bpd
Naphtha Hydrotreater
Reformer
Diesel Hydrotreater
Crude Pipeline
Light Crude
11,120Bpd
Local Trucking
ATEs: IMO 2020 Fuel Oil
Renewable Power 23MW
MAJOR COMMODITY FIRM
TotalEnergies
FEED & Construction
Polaris
EPC-M & Supervision
KBR

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3

Green H2 to Green Ammonia

Blue H2 to Power and Blue Ammonia

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3.0 Trans Permian H2Hub, the Port of Corpus Christi Hydrogen Hub and Department of Energy Funding.   We are picked as a one of three alternates in the 1st round of funding.

We are standing by as the DOE works initially with the first seven H2Hubs on funding. The silver lining is that the process has given us a wonderful opportunity to work with the Port of Corpus Christi to set up our interconnection from the Permian Basin to the Texas Gulf whether by rail or pipeline, leading to our storage terminal at the Port and access to shipping of our Ammonia to Europe or Asia.

ALLIANCE WITH THE PORT OF CORPUS CHRISTI + H2 HUB

THE PORT OF CORPUS CHRISTI (POCC)

- As a leader in U.S. energy export ports and a major economic engine of Texas and the nation, Port Corpus Christi is the largest port in the United States in total revenue tonnage.
- Strategically located on the western Gulf of Mexico with a 36-mile, soon to be 54-foot (MLLW) deep channel, Port Corpus Christi is a major gateway to international and domestic maritime commerce.
- The Port has best railroad and highway network connectivity via three North American Class-1 railroads and two major interstate highways., POCC does not have congestion problems, contrarily to other USGC ports.

MMEX & POCC H2 HUB FUNDING

- "The recently passed IRA bill provides for substantial USG support of the development of Hydrogen Hubs and Hydrogen production facilities. The initial round of funding was announced to be $7 billion of grants through the DOE. There were 76 applicants initially.
- On Oct. 13, 2023, President Biden announced the first 7 recipients. MMEX was designated as one of three "alternates", right behind the first 7. This allows MMEX to apply for the DOE 'Loan Guarantee Program', which results in substantially lower financing costs.
- MMEX and POCC have joined forces and merged their applications, with a common objective: to connect large-scale clean hydrogen production in the West South-Central U.S. with in-region, extra-regional, and international end users by way of common carrier, connective infrastructure.

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4.0 Litigation with the Sabby Warrant Fund

We have reported on our litigation with the Sabby Warrant Fund in our SEC filings since July 17, 2023.  We were successful in overturning a contempt order entered against us and we are exchanging settlement proposals with the Fund.  At this date, we cannot predict the outcome of settlement, but the Company is in full compliance with all orders of the Court.

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Thank you again for your support.

Sincerely,

/s/ Jack W. Hanks

Jack W. Hanks

President and CEO

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this shareholder letter are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general business conditions, the requirement to obtain financing to pursue our business plan, our history of operating losses and other risks detailed from time to time in the Company's SEC reports.  MMEX undertakes no obligation to update forward-looking statements.

This letter to shareholders does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities.

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